EXHIBIT 6(b)

                DISTRIBUTION AND SHAREHOLDER SERVICING AGREEMENT
                    Retirement Shares of Janus Aspen Series


     This Agreement is entered into as of the ___ day of _______________, 19__, between Janus Distributors, Inc. (the "Distributor"), a Colorado corporation, and __________________ ("Service Organization"), a ______________ corporation .


          WHEREAS, the Distributor serves as the distributor to a class of shares designated the "Retirement Shares" of each series of Janus Aspen Series (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

          WHEREAS, Service Organization desires to provide certain distribution and shareholder services to certain participants in participant directed qualified pension or retirement plans ("Plan Participants") in connection with their investment in the Retirement Shares of the series of the Trust listed on Schedule A hereto (each a "Portfolio") and Distributor desires Service Organization to provide such services, subject to the conditions of this Agreement;

          WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Retirement Shares of each Portfolio have adopted a Distribution and Shareholder Servicing Plan (the "Plan") which, among other things, authorizes the Distributor to enter into this Agreement with organizations such as Service Organization and to compensate such organizations out of each Portfolio's average daily net assets attributable to the Retirement Shares.

Accordingly, the parties hereto agree as follows:


     1.   Services of Service Organization

          (a) The Service Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Plan Participants who invest in the Retirement Shares of the Portfolios: printing and delivering prospectuses, statements of additional information, shareholder reports, proxy statements and educational materials related to the Retirement Shares to prospective and existing plan participants; providing facilities to answer questions from prospective and existing Plan Participants about the Portfolios; receiving and


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answering  correspondence;  complying  with  federal and state  securities  laws pertaining to the sale of Retirement Shares; and assisting Plan Participants in completing application forms and selecting dividend and other accounts options.

          (b) The Service Organization will provide such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services to Plan Participants.

          (c) All orders for Retirement Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of Retirement Shares of any Portfolio, including the sale of such Retirement Shares to the Service Organization for the account of any Plan Participant or Participants.

          (d) Service Organization shall not offer or sell the Retirement Shares except in compliance with federal and state securities law and subject to the terms of the prospectus for the Retirement Shares. Service Organization shall be responsible for delivering the prospectus, statement of additional information, shareholder reports, proxy statements, and similar materials for the Retirement Shares to Plan Participants in accordance with applicable law.

          (e) The Service Organization will furnish to the Distributor, the Trust or their designees such information as the Distributor may reasonably request, and will otherwise cooperate with the Distributor in the preparation of reports to the Trust's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

     2.   Maintenance of Records

          (a) Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services described herein. Upon the

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reasonable  request of  Distributor  or the Trust,  Service  Organization  shall provide Distributor, the Trust or the representative of either, copies of all such records.

          (b) Service Organization shall maintain and transmit to Distributor on a daily basis (or a more infrequent basis as agreed by Distributor) information on sales, redemptions and exchanges of Retirement Shares of each Portfolio by state or jurisdiction of residence of Plan Participants and any other information reasonably requested by Distributor. Such information shall be provided in a form mutually agreeable to Distributor and Service Organization.

     3. Compliance with Laws. At all times, Service Organization shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement. At all times, Distributor shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement.

     4. Operations of the Portfolios. In no way shall the provisions of this Agreement limit the authority of the Trust or Distributor to take such lawful action as either may deem appropriate or advisable in connection with all matters relating to the operation of the Portfolios and the sale of the Retirement Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust's Board of Trustees from taking any actions deemed necessary by such Trustees in furtherance of their fiduciary duties to the Trust and its shareholders, which, among other things, may include the refusal to sell Retirement Shares of any Portfolio to any person, or to suspend or terminate the offering of the Retirement Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary

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duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

     5. Relationship of Parties. It is understood and agreed that all services performed hereunder by Service Organization shall be as an independent contractor and not as an employee or agent of Distributor, the Trust or any of the Portfolios, and neither of the parties shall hold itself out as an agent of the other party with the authority to bind such party.

     6. Approval of Information Materials. No person is authorized to make any representations concerning the Trust, the Portfolios, the Retirement Shares, or the Distributor except those representations contained in the then-current prospectus and statement of additional information for the Retirement Shares and in such printed information as the Distributor or the Trust may subsequently prepare. All materials for distribution to Plan Participants prepared by Service Organization or any affiliate or agent that describe the Trust, the Portfolios, the Retirement Shares, or Distributor shall be approved by Distributor or a designee of Distributor prior to the use of such materials by Service Organization or any affiliate or agent. Service Organization shall send all such materials to Distributor for review at least 15 business days prior to filing with any regulatory authority or general release.

     7. Fees and Expenses

     In consideration of Service Organization's performance of the services described in this Agreement, the Distributor agrees to pay the Service Organization a fee in accordance with, and in the manner set forth in, Schedule B hereto. Such fee shall be computed by JDI and shall be payable within 15 days following the end of each month. Except as otherwise provided


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herein,  each party  shall bear the  expenses  associated  with  performing  its obligations under this Agreement.

     8.   Representations, Warranties and Agreements

          (a) Each party represents and warrants that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation, or other entity.

          (b) Service  Organization  represents  and  warrants  that:

               (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and any applicable state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or that its activities hereunder do not require it to register as a broker-dealer or be a member of the NASD;

               (ii) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

               (iii) the arrangements provided for in this Agreement, including the amount of the fee received by Service Organization, will be timely disclosed to the Plan Participants to the extent required by applicable law; and

               (iv) the performance of the duties and obligations and provision of services by Service Organization as described in this Agreement and the receipt of the fee as provided in this Agreement will not violate federal or state banking law, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, federal or state securities laws, or any other applicable law.

          (c)  Distributor represents and warrants that:


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               (i) it is  registered as a  broker-dealer  under the 1934 Act and any applicable state securities laws, and is a member in good standing of the NASD;

               (ii) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

               (iii) the Trust is registered as an investment company under the 1940 Act and the Retirement Shares of the Portfolios are registered under the Securities Act of 1933; and

               (iv) the performance of the duties and obligations by Distributor as described in this Agreement will not violate federal or state securities laws, or any other applicable law.

      9.  Indemnification

          (a) Service Organization agrees to indemnify Distributor and its affiliates, and their directors, employees and agents for any loss (including without limitation, litigation costs and expenses and attorneys' and experts' fees and expenses) resulting from: (i) the negligent or willful act, omission or error of Service Organization or its affiliates; (ii) any breach by Service Organization of this Agreement; or (iii) the inaccuracy or breach of any representation made by Service Organization in this Agreement.

          (b) Distributor agrees to indemnify Service Organization and its affiliates, and their directors, employees and agents for any loss (including without limitation, litigation costs and expenses and attorneys' and experts' fees and expenses) resulting from: (i) the negligent or willful act, omission or error of Distributor or its affiliates; (ii) any breach by Distributor of this


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Agreement;  or (iii) the inaccuracy or breach of any  misrepresentation  made by
Distributor in this Agreement.

     10.  Termination

          (a) Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Portfolio until June 16, 1998, and thereafter will continue automatically for successive annual periods ending on June 16 of each year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940
Act) with respect to such Portfolio. This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Service Organization, without penalty, upon [30] days' prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Retirement Shares of such Portfolio on [30] days' written notice.


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          (c)  Section  9  shall  survive   termination  of  this  Agreement.

     11. Assignment. This Agreement shall not be assigned by a party hereto except with the written consent of the other parties.

     12. Amendment. This Agreement, including Schedules A and B, may be amended, and the terms of this Agreement, including Schedules A and B, may be waived, only by a writing signed by each of the parties.

     13. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     14. Notices. All notices and other communications to either the Service Organization or the Distributor will be duly given if mailed or faxed to the address set forth below, or to such other address as either party may provide in writing to the other party.

     If to the Distributor:

     Janus Distributors, Inc.
     100 Fillmore Street
     Denver, Colorado 80206
     Attn:  David C. Tucker

     If to the Service Organization:




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     15.  Counterparts.  This  Agreement may be executed in  counterparts  which together shall constitute one instrument.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements fully executed and to be performed therein, exclusive of conflicts of laws.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above.

                              JANUS DISTRIBUTORS, INC.


                              By: ___________________________________

                              Name: ________________________________

                              Title:__________________________________



                              [SERVICE ORGANIZATION]


                              By: ___________________________________

                              Name: ________________________________

                              Title:__________________________________



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                                   Schedule A


                                   PORTFOLIOS











































                                      A-1

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                                   Schedule B


                                  COMPENSATION

         The Participating Organization shall receive a fee calculated at an annual rate of ____%* of each Portfolio's average daily net assets attributable to Retirement Shares beneficially owned by the Plan Participants.


































*Fee shall not exceed .25%.


                                      B-1